UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) September 23, 2009
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	1-815 (Commission File Number)	51-0014090 (I.R.S. Employer Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Richard R. Goodmanson will retire as Executive Vice President & Chief Operating Officer of the Company effective September 30, 2009. To ensure his active participation on behalf of the Company in ongoing litigation and other business matters, the Company has entered into a three-year consulting agreement with Mr. Goodmanson, effective as of his retirement, pursuant to which he shall be paid a $200,000 annual retainer plus a $2,000 per diem payment when actively involved in litigation support and business projects on behalf of the Company. The agreement with Mr. Goodmanson contains customary provisions, including a restriction on his ability to take on any work that may create a conflict of interest, non-competition and non-solicitation covenants, protection of confidential information and reimbursement of expenses associated with his performance under the agreement.
The foregoing description is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 99.1.
Mr. Goodmanson’s retirement, and the Compensation Committee’s approval of the consulting agreement in anticipation thereof, were each reported previously on Forms 8-K filed with the Commission on August 13, 2009 and October 6, 2008, respectively.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed herewith:
     99.1 Consulting Agreement with Richard R. Goodmanson

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Barry J. Niziolek

Barry J. Niziolek
Vice President and Controller
September 29, 2009

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